SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nyxio Technologies Corp.

(Exact name of registrant as specified in its charter)

NV	98-0501477
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2156 NE Broadway Portland, OR United States	97232
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-137160

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-1, as amended, filed with the commission (File No. 333-137160) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement dated July 5, 2011 (1)
3.1	Articles of Incorporation (2)
3.2	Certificate of Amendment to Articles of Incorporation (9)
3.3	Certificate of Designation to Articles of Incorporation – Series A Preferred Stock (9)
3.4	Amended & Restated Bylaws (4)
4.1	Warrant to Purchase Common Stock (8)
10.1	Form of Common Stock Purchase Warrant (1)
10.2	Letter of Intent by and between LED Power Group, Inc. and Nyxio Technologies Corporation, dated May 26, 2011 (3)
10.3	Technology License and Services Agreement by and between Nyxio Technologies Corporation and BlueStack Systems, Inc., dated August 18, 2011 (5)
10.4	Employment Agreement by and between Nyxio Technologies Corporation and Giorgio Johnson, dated June 1, 2011(7)
10.5	Independent Contractor Agreement by and between Nyxio Technologies Corporation and Mirjam Metcalf, dated June 1, 2011 (7)
10.6	Employment Agreement by and between Nyxio Technologies Corporation and Mirjam Metcalf, dated September 9, 2011 (7)
10.7	Form of Securities Purchase Agreement (7)
10.8	Securities Purchase Agreement dated February 21, 2012 (8)
10.9	Form of Lock-Up Agreement (8)
10.10	Form of Secured Promissory Note (8)
10.11	Convertible Promissory Note with ICG USA, LLC dated February 16, 2012 (10)
10.12	Convertible Note Purchase Agreement with ICG USA, LLC dated February 16, 2012 (10)
10.13	Lease Agreement with Weston Investment Co. LLC (dba American Property Management Corp), dated June 23, 2011 (10)
10.14	Promissory Note – JMJ Financial (11)
10.15	Amendment to No. 1 to Note (11)
14.1	Code of Ethics (6)
99.1	2012 Equity Incentive Plan (9)

1.	Incorporated by reference to the Current Report on Form 8-K filed on July 11, 2011.
2.	Incorporated by reference to the Quarterly Report on Form 10-Q filed on August 15, 2011.
3.	Incorporated by reference to the Current Report on Form 8-K filed on July 1, 2011.
4.	Incorporated by reference to the Definitive Information Statement on form Schedule 14C filed on August 23, 2011.
5.	Incorporated by reference to the Current Report on Form 8-K filed on August 31, 2011.
6.	Incorporated by reference to the Current Report on Form 8-K filed on September 27, 2011.
7.	Incorporated by reference to the Quarterly Report on Form 10-Q filed on January 11, 2012.
8.	Incorporated by reference to the Current Report on Form 8-K filed on February 27, 2012.
9.	Incorporated by reference to the Current Report on Form 8-K filed on March 26, 2012.
10.	Incorporated by reference to the Annual Report on Form 10-K filed on April 16, 2012.
11.	Incorporated by reference to the Quarterly Report on Form 10-Q filed on May 21, 2012
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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: June __, 2012

Nyxio Technologies Corp.

By: /s/ Giorgio Johnson

Name: Giorgio Johnson

Title: Chief Executive Officer

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